EXHIBIT 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Athersys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Other	840,000	$2.01	$1,688,400	$92.70 per $1 million	$157
Total Offering Amounts					$1,688,400		$157
Total Fee Offsets							$0
Net Fee Due							$157

The amount registered reflected in Table 1 above represents the maximum number of additional shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Athersys, Inc. (the “Registrant”) issuable pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (including as amended and restated effective July 28, 2022, as restated) (the “Plan”), being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), the Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock on the Nasdaq Global Select Market on September 16, 2022, which is a date within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associ-ated with Fee Offset Claimed	Security Title Associ-ated with Fee Offset Claimed	Unsold Securities Associ-ated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.